SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2004

UNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-12431	22-3282551
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

64 OLD HIGHWAY 22, CLINTON, NEW JERSEY		08809
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 730-7630

Item 7. Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated May 26, 2004

Item 9. Regulation FD Disclosure

The Registrant issued a press release on May 26, 2004, the full text of which is incorporated herein by reference in response to this Item, advising that James A. Hughes, Unity Bancorp, Inc.’s.  President, made a presentation discussing the history of Unity Bancorp, Inc. and its recent performance at the May 24, 2004 Northeast Super-Community Bank Conference held in Boston, Massachusetts.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Dated: May 28, 2004	By: /s/ Alan J. Bedner Jr.
ALAN J. BEDNER JR.
Chief Financial Officer